SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.

                               FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) September 20, 2002

                   RIDGEWOOD ELECTRIC POWER TRUST II
           (Exact name of registrant as specified in charter)

  Delaware                   0-21304                   22-3206429
(State or other            (Commission               (IRS Employer
jurisdiction of             File Number)              Identification
organization)                                                  No.)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (201) 447-9000



Item 2.  Acquisition or Disposition of Assets.

On September 20, 2002 Ridgewood Electric Power Trust II, the ("Trust"), sold 100% of its ownership interest in the B-3 Limited Partnership ("B-3"), a municipal waste transfer station, located in Columbia County, New York, and the Pittsfield Investors Limited Partnership ("PILP"), a facility located in Pittsfield, Massachusetts which burns municipal solid waste supplied by the City of Pittsfield and surrounding communities, to EAC Operations, Inc., the other limited partner of both entities. The acquisition agreement provides for the sale of 100% of the Trust's ownership in the two partnerships in return for $1,200,000 cash and $5,000,000 of interest bearing promissory notes. The notes bear interest at a rate of 10% per annum, and will be repaid over a 17 year term. The notes are secured by all the assets of the partnerships.

The purchase price for B-3 was $3,400,000, of which $400,000 was paid in cash at the time of closing. The purchase price for PILP was $2,800,000, of which $800,000 was paid in cash at the time of closing. The Trust wrote off its investment in PILP in 1998.







SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RIDGEWOOD ELECTRIC POWER TRUST II


Date:  September 23, 2002          By /s/ Christopher I. Naunton
                                      Christopher I. Naunton,
                                      Vice President
                                      and Chief Financial Officer